                                                                    EXHIBIT 10.5

                             EMPLOYMENT AGREEMENT
                             --------------------

          THIS EMPLOYMENT AGREEMENT (the "Agreement") is entered into as of the 17th day of December, 1996, by and between JAMES A. BIANCO, M.D. ("Employee"), and CELL THERAPEUTICS, INC., a Washington corporation (the "Company"). In consideration of the mutual covenants and conditions set forth herein, the parties hereby agree as follows:

          1.   Employment.  The Company hereby employs Employee to serve as its
               ----------
President and Chief Executive Officer and Employee hereby accepts such employment. In his capacity as President and Chief Executive Officer, Employee shall be responsible for developing and presenting Company strategies and potential products or technologies, negotiating licensing and sublicensing agreements, an directing product research and overall corporate direction. Employee's duties will also include coordinating planning leading to the development of research facilities and business offices, in addition to overseeing daily operations of the physical/corporate plant. As President and Chief Executive Officer, Employee agrees to perform such other duties during the term hereof as the Board of Directors of the Company shall, from time to time, reasonably direct. Employee agrees to utilize his skills and to render services to the best of his ability on a full-time basis during the term of this Agreement; provided that the Employee may engage, with the prior written consent
           --------
of the Board of Directors, in other ventures that do not violate the covenant not to compete contained in Section 9 and do not materially interfere with the performance of the Employee's duties hereunder.

          2.   Term.  Unless earlier terminated pursuant to the provisions of
               ----
Section 6 below, Employee's employment hereunder shall be for a period commencing on the date hereof (the "Effective Date") and continuing through and including December 31, 1999. Prior to the expiration of the Term, the parties shall in good faith negotiate the terms of any extension thereof.

          3.   Compensation.
               ------------

               Base Salary.  For all services rendered by Employee under this
               -----------
Agreement, Employee shall receive a salary at an annual rate of $358,032 for 1996 and $393,835 for 1997 (effective January 1, 1997), as increased under
Section 3b ("Base Salary"), or such higher annual rate as the Board of Directors of the Company may from time to time establish in its sole discretion.

          b.   Annual Bonuses.  Employee shall receive such annual bonuses as
               --------------
may be declared from time to time by the Board of Directors in its sole discretion.

          c.   Stock Option Plans.  The Company has adopted stock option and/or
               ------------------
stock purchase plans for the benefit of certain employees of the Company. Employee shall be entitled to participate in such plans, consistent with the terms of such plans and applicable law.

          d.   Loan Forgiveness.  Notwithstanding anything to the contrary
               ----------------
contained in that certain promissory note dated December 23, 1993 made by the Employee in favor of the Company (the "Note"), the parties agree that the Note shall be amended to provide that, on each anniversary of the Effective Date of this Agreement, the Company shall forgive one-third of the principal amount of the loan which is evidenced by the Note together with the interest accruing thereunder pursuant to the terms of the Note; provided that in the event that
                                              --------
the employment of Employee terminates prior to the forgiveness of all of the obligations under the Note for any reason other than by the Company without cause or by the Employee for cause (as such terms are defined in Section 6a and Section 6c, respectively) or as a result of death or disability (as defined in
Section 6f below) of Employee, the unpaid principal amount and the interest accruing thereunder shall become immediately due and payable. In the event that
(i) the employment of Employee is terminated by the Company without cause or by the Employee for cause or as a result of death or disability of Employee, (ii) a Change in Ownership (as defined in Section 14) occurs, or (iii) following a public offering (a "Public Offering") of stock of the Company pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), the market capitalization of the Company equals or exceeds $500 million, the unpaid principal amount and the interest accruing thereunder shall be forgiven. The Company shall pay to the Employee such additional compensation as is necessary (after taking into account all federal, state and local income taxes payable by the Employee as a result of the cancellation of indebtedness described above. The amount of such payment shall be determined by an accounting firm jointly selected by the Company and the Employee and paid by the Company, and which may be the Company's independent auditors.

          Upon the cancellation or payment of all the obligations under the Note, the Company's security interest in the shares of common stock of the Company pledged to the Company pursuant to the Stock Pledge Agreement dated December 23, 1993 by and between the Employee, the Company and Bogle & Gates, as escrow agent, shall terminate.

          4.   Benefits.
               --------

          a.   Medical/Health Insurance.  The Company shall provide Employee
               ------------------------
with Company paid medical and dental insurance for Employee, his spouse and dependents in accordance with such policies as shall be maintained by the Company, which shall be comparable to that currently enjoyed by Employee.

          b.   Vacation/Sick Leave.  Employee shall be entitled to vacation and
               -------------------
sick leave in accordance with Company policy, provided Employee shall be
                                              --------
entitled to (i) a minimum of four (4) weeks vacation annually during the Term, and (ii) a minimum of four (4) days of paid sick leave for each ten (10) weeks of consecutive employment. Any unused vacation time shall be paid in a cash lump sum payment promptly after Employee's termination of employment, regardless of the reason for such termination, or at such earlier time as required by Company vacation policy to avoid forfeiture of accrued but unused vacation time.

          c.   Life/Disability Insurance.  The Company shall provide, at Company
               -------------------------
expense, universal (or other non-term) life insurance for the benefit of Employee in amounts no less than $5 million. The Company's benefit plan for executive officers shall provide, at Employee's expense, disability insurance for the benefit of Employee and his beneficiaries through a company reasonably acceptable to Employee. Employee's Base Salary shall be increased by the amount of the annual premiums for such coverage. The Company shall cause its records to reflect that the premiums for the disability policy have been paid by the Employee, including Form W-2 prepared by the Company. The above benefits are subject to the same being available to the Company at reasonable cost and any limitations resulting from Employee's physical condition.

          d.   Expense Reimbursement.  The Company shall pay or reimburse
               ---------------------
Employee for all reasonable travel and other expenses incurred or paid by Employee in connection with the performance of services under this Agreement upon presentation of expense vouchers and such other supporting information as the Company may from time to time reasonably request.

          e.   Health Club Membership.  The Company shall reimburse the Employee
               ----------------------
for one health club membership, including any initiation fee and dues incurred in connection therewith.

          5.   Warranties and Indemnification.  Employee represents to the
               ------------------------------
Company that Employee is free to enter into this Agreement and that Employee has no commitment, arrangement or understanding to or with any third party which restrains or is in conflict with this Agreement; or which would operate to prevent Employee from performing the services to the Company which Employee hereby has agreed to provide. Employee agrees to indemnify and hold the Company harmless from and against any and all liabilities or claims, including costs, expenses and reasonable attorney's fees arising out of any acts by Employee which, the foregoing representation or warranty to the contrary notwithstanding, shall be in violation of or shall constitute a breach of any such commitment, arrangement or understanding.

          6.   Termination.
               -----------

          a.   By the Company with Cause.  The Company may terminate Employee's
               -------------------------
employment hereunder at any time during the Term upon written notice to Employee for cause, and except as provided below, the salary and benefits referred to in Sections 3 and 4 above shall cease upon the effective date of any such termination for cause. As used herein, with respect to termination by the Company, the term "cause" shall mean (i) any material breach hereof by Employee which is not cured within thirty (30) days following notice of such breach given by the Company, provided that no such prior notice and opportunity to cure need
                --------
be given where such breach, or similar breach, has been the subject of such a notice and cure period on more than two prior occasions; or (ii) conviction of Employee for commitment of a felony; or (iii) any act of Employee, which in the reasonable judgment of two-thirds of the Board of Directors of the Company, constitutes willful dishonesty, larceny, fraud or gross negligence by Employee in the performance of his duties to the Company, or willful misrepresentation to shareholders, directors or officers of the Company.

          b.   By the Company without Cause.  The Company may, by action of
               ----------------------------
two-thirds of the Board of Directors, terminate Employee's employment at any time upon thirty (30) days' prior written notice and without cause; provided that prior to the effective date of termination, the Company shall pay to Employee an amount equal to twenty-four (24) months' Base Salary then payable to Employee. In addition, the Company shall continue to provide Employee the benefits described in Section 4a, at the same or greater levels, through the expiration of the term of this Agreement as set forth at Section 2 above or the Company shall reimburse the Employee for his cost in obtaining substantially equivalent benefits for the specified time period.

          c.   By the Employee with Cause.  Employee may terminate his
               --------------------------
employment hereunder at any time upon written notice to the Company for cause. The amounts identified in Section 6b shall be paid to Employee as of the effective date of termination, together with the continuing benefits described therein, as Employee's sole remedy with respect to his termination of employment (but not limiting Employee's remedies with respect to any defamatory conduct). As used herein with respect to termination by Employee prior to a Change in Ownership (as defined in Section 14 below), "cause" shall mean (i) any material breach hereof by the Company which is not cured within thirty (30) days following notice of such breach given by Employee; (ii) repeated and consistent bad faith attempts to bring about Employee's resignation through obstruction by the Company of the operations and programs of Employee in his capacity hereunder which are not cured within thirty (30) days following notice of such acts given by Executive; (iii) the removal of Employee from the position of President of Chief Executive Officer, or the appointment of another person to perform the duties ordinarily associated with such position(s) without the formal removal of Employee's title(s); (iv) the transfer of Employee or the relocation of the principal offices from which the activities of the Company are conducted to an area more than fifty (50) miles outside the City of Seattle, Washington; or (v) the failure of a Successor (as defined in Section 14 below) to assume and agree to be bound by the terms of this Agreement. As used herein with respect to termination by Employee on or following a Change in Ownership (as defined in Section 14 below), "cause" shall mean (i) any breach hereof by the Company; (ii) bad faith attempts to bring about Employee's resignation through obstruction by the Company of the operations and programs of Employee in his capacity hereunder which are not cured within thirty (30) days following notice of such acts given by Executive; (iii) the diminution of, or adverse change in, the duties, status or responsibilities of Employee whether or not the formal removal of Employee's title(s) has occurred; (iv) the transfer of Employee or the relocation of the principal offices from which the activities of the Company are conducted to an area more than fifty (50) miles outside the City of Seattle, Washington; or (v) the failure of a Successor (as defined in Section 14 below) to assume and agree to be bound by the terms of this Agreement.

          d.   By the Employee without Cause.  If Employee terminates his
               -----------------------------
employment without cause, such termination shall be treated as a termination with cause by Company, as provided in Section 6(a) above.

          e.   Disputes.  With respect to disputes involving the existence of
               --------
"cause" hereunder, each party hereunder consents to submit itself to personal jurisdiction of the United States District Court in the Western District of Washington and state courts in the Seattle Washington area. Notwithstanding the foregoing, on or following a Change in Ownership, the determination as to whether "cause" exists shall be made by Employee in good faith.

          f.   Death and Disability.  This Agreement and Employee's employment
               --------------------
and salary shall in any event terminate upon the death of Employee or the inability of Employee to perform the duties and functions of his position for a period of 120 days during any twelve (12) consecutive month period due to sickness or disability ("disability"), after which period Employee shall commence receiving benefits under the Company's short- and long-term disability policies in accordance with their terms.

          g.   Acceleration of Vesting.  In the event this Agreement is
               -----------------------
terminated by Employer without cause, or by Employee with cause, or Employee dies or is disabled, all stock and stock options of employee in the Company shall immediately become vested.

          h.   Life Insurance.  In the event this Agreement is terminated by
               --------------
Employer or by Employee, or if Employee's employment otherwise terminates, Employee shall have the right to purchase all life insurance policies maintained by the Company on the life of Employee at a cost of One Dollar ($1.00), plus any administrative charges required by the insurance company to assign the policy(ies) to Employee. If any of such policies have a cash surrender value, such cash surrender value existing ninety (90) days prior to the termination shall be transferred with the policy to Employee.

          i.   Gross-Up.  Notwithstanding anything in this Agreement to the
               --------
contrary, if any amounts due to the Employee under this Agreement and any other plan or program of the Company (collectively, the "Total Payments") will be subject to the tax (the "Excise Tax") imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), the Company shall pay the Employee an additional amount (the "Gross-Up Payment") such that the net amount retained by the Employee, after deduction of any Excise Tax on the Total Payments and any federal, state and local income tax and Excise Tax upon the payment provided for by this subsection, shall be equal to the Total Payments. For purposes of determining the amount of the Gross-Up Payment, the Employee shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of the Employee's residence on the date of termination, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes. In the event that the Excise Tax is subsequently determined to be less than the amount taken into account hereunder at the time of termination of the Employee's employment, the Employee shall repay to the Company at the time that the amount of such reduction in Excise Tax is finally determined the portion of the Gross-Up Payment attributable to such reduction (plus the portion of the Gross-Up Payment attributable to the Excise Tax and federal and state and local income tax imposed on the

Gross-Up Payment being repaid by the Employee if such repayment results in a reduction in Excise Tax and/or a federal and state and local income tax deduction) plus interest on the amount of such repayment at the rate provided in
Section 1274(b)(2) of the Code. In the event that the Excise Tax is determined to exceed the amount taken into account hereunder at the time of the termination of the Employee's employment (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Company shall make an additional gross-up payment in respect of such excess (plus any interest payable with respect to such excess) at the time that the amount of such excess is finally determined. The determinations to be made with respect to this Section 6i shall be made by an accounting firm jointly selected by the Company and the Employee and paid by the Company, and which may be the Company's independent auditors.

          7.  Confidentiality.
              ---------------

          a. Employee acknowledges that the Company's business and future success depends on the preservation of the trade secrets and other confidential information of the Company and its affiliates, suppliers and customers (the "Secrets"). The Secrets include existing, to-be-developed or acquired products, processes, techniques, methods, computer programs, know-how, trade secrets, customers, suppliers, developments, patents, equipment, or business information made, sold, used developed or practiced by the Company in its business or proprietary to the Company or its affiliates, suppliers or customers. "Secrets" do not include any of the above information or medium generally known to the industry or which comes to the attention of Employee through sources other than the Company. It is anticipated that all employees of the Company, including Employee, will mark all items containing Secrets with prominent confidentiality notices in accordance with policies to be adopted by the Company. Employee agrees to protect and to preserve as confidential during and after the term of his employment all of the Secrets at any time known to Employee or in his possession or control (whether wholly or partially developed by Employee or provided to Employee, and whether embodied in a tangible medium or merely remembered).

          b. Employee shall neither use nor intentionally allow any other person to use any of the Secrets in any way, except for the benefit of the Company. All tangible items embodying or disclosing any portion of the Secrets shall be and remain the property of the Company and shall be returned to the Company upon the termination of Employee's employment. At such time, Employee shall also assemble all tangible items of work in progress, notes, plans, and other materials related in any way to Employee's employment, and will promptly deliver such items to the Company. The failure to mark any item with confidentiality notice(s) shall not ipso facto, cause such item to be excluded
                                    ----------
from classification as a Secret for purposes of this Section 7.

          c. Employee's covenants in this paragraph shall supplement, and shall not supplant, any other rights or remedies the Company may have under applicable law for the protection of its properties and trade secrets.

          8.   Inventions.
               ----------

          a. "Invention(s)" shall mean discoveries, designs, programs, improvements, developments, new concepts, methods, agents materials, and ideas whether patentable or not, and products, processes and know-how related to the use or production thereof.

          b. Employee agrees that any Invention which Employee has made or may make during the term of this Agreement shall be treated as part of the Company's Secrets and shall be the sole and exclusive property of the Company, whether or not (i) patent applications or copyright registrations are filed thereon,
(ii) the Invention is utilized by the Company, or (iii) the Invention is conceived or developed by Employee individually or jointly with others.
However, Employee has no obligation to assign to the Company any Invention for which no Company Secrets and no equipment, supplies, or facilities of the Company were used and which was developed entirely on Employee's own time, unless:

          (i)    the Invention relates directly to the business of the Company,

          (ii) the Invention relates to actual or demonstrably anticipated research or development work of the Company,or

          (iii) the Invention directly results from any work performed by Employee for the Company.

          c. Whenever requested by the Company, Employee agrees to assist and cooperate with the Company, at the Company's expense, in the obtaining, maintaining and enforcing of United States and foreign patents and copyright registrations for any Invention which is to be the property of the Company as provided above. This assistance and cooperation shall include, but is not limited to:

          (i) making application for United States foreign patents or copyright registrations on any Invention if so requested by the Company;

          (ii) assigning all of Employee's right, title and interest in and to such Invention and any patent applications or copyright registrations thereon to the company or its designee; and

          (iii) executing all documents and rendering all assistance as may be reasonably necessary to protect the rights of the Company or its designee and to vest in the Company or its designee all rights to any such Invention, patent application, patent copyright, or copyright registration.

          d.   Attached hereto as Exhibit A is a list of all issued patents,
                                  ---------
pending patent applications, registered copyrights, and other inventions which Employee has owned or has developed prior to being retained by the Company. Any copyright, patent, pending application, or prospective patent application thus listed and not otherwise expressly assigned in writing by Employee to the Company will be excluded from the terms of this Agreement.

          9.   Covenant Not to Compete.
               -----------------------

          a.   Applicability.  This Section 9 shall apply following the
               -------------
termination of Employee's employment only in the event such termination is
(i) by Employer for cause as defined in Section 6a above, or (ii) by Employee without cause as defined in Section 6c above.

          b.  Covenant.  For a period beginning on the date of this Agreement
              --------
and ending two years following the date of termination of Employee's employment. Employee hereby agrees that he will not, directly or indirectly, enter into the employment of, render services to or acquire any interest whatsoever in (whether for his own account as an individual proprietor, or as a partner, associate, shareholder, officer, director, consultant, trustee or otherwise), any person or entity engaged in any operations in competition in any area of the world with any aspect of the business of the Company as presently conducted and as said business may evolve in the ordinary course of business between the date of this Agreement and the termination of Employee's employment hereunder (including products under active development at such time); provided, however, that nothing
                                                 --------  -------
herein shall prevent the purchase or ownership by Employee of shares of stock in a nominal amount by way of investment in any publicly-held corporation or prevent the employment of or the rendering of services by Employee where he does not contribute to the development or sale of products which compete with products of the Company with whose development or sale the Employee was directly involved. In addition, nothing herein shall prevent Employee from practicing and carrying on research as a physician. Employee agrees that he will, during the term of his employment with the Company, promptly and fully disclose to the Company any business opportunity coming to Employee's attention, or conceived or developed in whole or in part by Employee, which relates to the Company's business or demonstrably anticipated business. Employee will not at any time exploit such business opportunities for his own gain or that of any person or entity other than the Company.

          10.  Remedies.  Employee acknowledges that damages for breach of his
               --------
covenants under Sections 7, 8 and 9 above will be difficult to determine and inadequate to remedy the harm which may be caused thereby, and therefore agrees that the Company may petition or seek to enjoin a putative violation by temporary or permanent injunction. Any available injunctive relief shall be in addition to and not in place of any other remedies available at law or equity. Employee believes that the provisions of this Agreement are reasonable and that Employee is capable of gainful employment without breaching this Agreement. However, should any court or tribunal decline to enforce any provision of
Section 9 or 10 of this Agreement as written, the parties hereby agree that this Agreement shall, to the extent applicable to that circumstance before such court, be deemed to be modified to restrict Employee's competition with the Company to the maximum extent of time, scope and geography which the court shall find enforceable, and such provisions shall be so enforced.

          11.  Entire Agreement; Modification.  The provisions contained herein
               ------------------------------
constitute the entire Agreement between the parties and supersede any prior agreement between the parties with respect to the subject matter hereof and any waiver, alteration or modification of any provisions of this Agreement, or the replacement of this Agreement, shall not be valid unless in writing and signed by all the parties signing hereunder.

     12.  Governing Law.  This Agreement shall be governed and construed in
          -------------
accordance with the laws of the State of Washington.

     13.  Agreement Not Assignable.  Employee may not assign any of his rights
          ------------------------
or delegate any of his duties hereunder. Subject to Section 6c, the Company may assign this Agreement to any of its Affiliates at any time owned by, owning or under common ownership with the Company. In the event of such an assignment by the Company, such affiliates shall be deemed substituted for the Company at each place where "the Company" appears herein; provided, however, the Company shall
                                          --------  -------
not be released from its obligations hereunder. Furthermore, the assignment of this Agreement by the Company shall not enlarge the business activities considered to be conducted by the Company for purposes of Sections 7, 8, and 9 hereof. Subject to the foregoing, this Agreement shall bind the parties and their respective heirs, successors, assigns and personal representatives.

     14.  Change in Ownership.  Upon (a) the sale or transfer of all or
          -------------------
substantially all of the assets of the Company or of more than fifty percent (or, following a Public Offering, forty percent) of the outstanding stock of any voting class of the Company's stock to any single person or entity (in any one or more of a series of related transactions), or (b) the merger (such sale, transfer or merger being, a "Change in Ownership") of the Company with or into any other entity (except a wholly owned subsidiary or a parent owning all of the outstanding stock of the Company) (such single person or entity being, a "Successor"), then all stock or stock options of Employee in the Company shall immediately become vested.

     15.  Attorneys' Fees. In any action to enforce his rights hereunder in the
          ---------------
event of the termination of the Employee's employment by the Company without cause or by the Employee for cause, the Employee shall be reimbursed by the Company for his costs of enforcement, including, without limitation, reasonable attorneys' fees.

     16.  Jurisdiction and Venue.  The parties each irrevocably consents and
          ----------------------
submits to the personal jurisdiction of the State and Federal courts sitting in King County, Washington, and agrees that any action, suit or proceeding in connection with this Agreement shall be brought in such courts to the exclusion of all other courts, other than actions to enforce judgments or orders entered in such courts sitting in King County.

    17.  Notices.  All notices required or permitted hereunder shall be given in
         -------
writing and delivered in person, transmitted by facsimile, or sent by registered or certified mail, postage prepaid, or reliable courier service to the parties at the respective addresses set forth on the signature page hereof, or such other address as a party may specify by notice for all subsequent notices to it hereunder. Notices will be effective upon the earlier of receipt or the second business day after mailing.

     18.  No Waiver. No waiver or modification of any of the terms of provisions
          ---------
hereof shall be valid unless in writing signed by the party against which the enforcement of such waiver or modification is sought, nor shall any waiver or failure to enforce any right hereunder be deemed to be a waiver of the same or any other right in any other instance.

     Signed by the parties as of the date first written above.


                               CELL THERAPEUTICS, INC.



                               By: /s/ Jack Bowman


                                   Its:


                               EMPLOYEE

                               JAMES A. BIANCO, M.D.


              Address:         10453 Maplewood Place S.W.
                               Seattle, Washington 98146

              Signature:       /s/ James Bianco

                                   EXHIBIT A
                                   ---------

                        Issued Patents, Pending Patent
                   Applications, Registered Copyrights, Etc.
                   ----------------------------------------